Document Security Systems, Inc. Announces Preliminary Third Quarter 2012 Financial Results

Will Hold Third Quarter Earnings Conference Call on November 13, 2012 at 4:30

ROCHESTER, NY—October 22, 2012 — Document Security Systems, Inc. (NYSE Amex: DSS; "DSS"), a leading developer and integrator of cloud computing data security, Radio Frequency Identification (“RFID”) systems and security printing technologies which prevent product diversion, counterfeiting and brand fraud, today announced preliminary third quarter 2012 results.

Revenues for Q3 2012 were $4.2 million, a 15% increase over Q3 2011. Revenues for the nine months ended September 30, 2012 were $11.7 million, a 27% increase from the first nine months of 2011 resulting from significant growth in both the Packaging and Licensing and Digital Solutions divisions, which grew by 54% and 41% respectively.

Gross profit for Q3 2012 was $1.5 million, a 20% increase over Q3 2011. Gross profit for the nine months ended September 30, 2012 increased 36% from the first nine months of 2011, due to an improved sales mix and a reduction in production costs.

Operating expenses for Q3 2012 were $2.6 million, an increase of 20% which included approximately $461,000 of professional fees incurred in conjunction with the Company’s Definitive Merger Agreement with Lexington Technology Group the Company announced on October 1, 2012. As a result, net loss for Q3 2012 was $1,096,000 compared to $757,000 in Q3 2011. Absent the merger costs, net loss for Q3 2012 would have decreased 19% from Q3 2011 to a loss of $635,000.

Document Security Systems also reached a significant financial milestone in September, 2012, achieving the company’s first month of operating profitability as measured by adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock based compensation and other non-recurring items). Overall, for Q3 2012, adjusted EBITDA was a loss of $522,000, a 7% improvement from Adjusted EBITDA loss of $564,000 in Q3 2011. Excluding non-recurring cost of $461,000 relating to the merger, adjusted EBITDA would have been a loss of $61,000, a 89% improvement from Q3 2011.

Document Security System’s CEO Patrick White said, “We are very pleased with our third quarter results, where we saw strength in all of our business divisions. As we enter the final quarter of 2012, we expect to continue to build upon our revenue and gross profit growth that allowed us to reach the important financial milestone of positive adjusted EBITDA in the month of September. “

The above description of the Company’s preliminary financial results for the quarter ending September 30, 2012 is a summary only and is qualified in its entirety by the financial information that will be contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2012, to be filed with the SEC on or prior to November 14, 2012.

CONFERENCE CALL

Management will host a teleconference and web cast November 13, at 4:30 pm ET to discuss the results with the investment community:

Time: 4:30 p.m. Eastern Time

Date: Tuesday, November 13, 2012

Investor Dial In (Toll Free): 877-407-9205

Investor Dial In (International): 201-689-8054

Live Webcast URL: http://www.investorcalendar.com/IC/CEPage.asp?ID=170041

A replay of the teleconference will be available until November 27, 2012, which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally. Please enter account #286 and conference ID #402581 to access the replay.

About DSS (Document Security Systems, Inc.)

DSS is comprised of four operating groups, DSS Plastics Group, DSS Printing Group, DSS Packaging Group and DSS Digital Group. Through these divisions, DSS provides counterfeit prevention and comprehensive brand and digital information protection solutions to corporations, governments, and financial institutions around the world. DSS develops and manufactures products and services containing patented and patent pending optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners and copiers in the market.

The Company owns numerous patented and patent-pending technologies and products. DSS uses its covert and overt technologies to protect a wide range of documents including, but not limited to, consumer packaging, vital records, ID Cards/RFID, smart cards, passports, gift certificates, checks and coupons. The Company also protects digital information via secure cloud computing and disaster recovery services. Furthermore, DSS uses its extensive knowledgebase to provide comprehensive brand protection solutions to its customers. From risk analysis and vulnerability assessment, to systems integration and monitoring, DSS offers the advanced tools and knowledgebase needed to protect the world’s most valuable and at-risk brands. DSS’s customized solutions are designed to protect against product diversion, counterfeit, and other costly and damaging occurrences. In addition, DSS offers commercial printing services.

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com .

Follow DSS on Facebook, click HERE.

For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

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Safe Harbor Statement

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expectations for future financial performance, potential sales from new and existing customers, expected benefits from the Company's cost cutting efforts and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions, all of which involve uncertainty and risk. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, the risks referred to above, and changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

FINANCIAL TABLES FOLLOW

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	% change	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011	% change
Revenue
Printing	$693,000	$832,000	-17%	$2,214,000	$2,342,000	-5%
Packaging	2,188,000	1,576,000	39%	5,858,000	3,796,000	54%
Plastic IDs and cards	774,000	757,000	2%	2,254,000	2,087,000	8%
Licensing and digital solutions	509,000	451,000	13%	1,340,000	952,000	41%
Total Revenue	$4,164,000	$3,616,000	15%	$11,666,000	$9,177,000	27%

Costs of revenue
Printing	$429,000	$699,000	-39%	$1,568,000	$2,083,000	-25%
Packaging	1,640,000	1,125,000	46%	4,471,000	2,763,000	62%
Plastic IDs and cards	433,000	454,000	-5%	1,263,000	1,231,000	3%
Licensing and digital solutions	139,000	68,000	104%	256,000	87,000	194%
Total cost of revenue	2,641,000	2,346,000	13%	7,558,000	6,164,000	23%

Gross profit
Printing	264,000	133,000	98%	646,000	259,000	149%
Packaging	548,000	451,000	22%	1,387,000	1,033,000	34%
Plastic IDs and cards	341,000	303,000	13%	991,000	856,000	16%
Licensing and digital solutions	370,000	383,000	-3%	1,084,000	865,000	25%
Total gross profit	$1,523,000	$1,270,000	20%	$4,108,000	$3,013,000	36%

Gross profit percentage	37%	35%	4%	35%	33%	7%

Operating Expenses
Sales, general and administrative compensation	$1,065,000	$1,080,000	-1%	$3,176,000	$2,684,000	18%
Professional Fees	594,000	219,000	171%	968,000	582,000	66%
Sales and marketing	67,000	127,000	-47%	231,000	413,000	-44%
Rent and utilities	140,000	195,000	-28%	438,000	547,000	-20%
Other	207,000	212,000	-2%	699,000	575,000	22%
	2,073,000	1,833,000	13%	5,512,000	4,801,000	15%

Other Operating Expenses
Non-production depreciation and amortization	33,000	31,000	6%	97,000	94,000	3%
Research and development, including research and development costs paid by equity instruments	173,000	83,000	108%	545,000	208,000	162%
Stock based compensation	197,000	114,000	73%	450,000	319,000	41%
Amortization of intangibles	76,000	71,000	7%	228,000	205,000	11%
	479,000	299,000	60%	1,320,000	826,000	60%

Total Operating Expenses	$2,552,000	$2,132,000	20%	$6,832,000	$5,627,000	21%

Operating loss	(1,029,000)	(862,000)	19%	(2,724,000)	(2,614,000)	4%

Other income (expense):
Change in fair value of derivative liability	$-	$-	-	$-	$361,000	-100%
Interest expense	(51,000)	(61,000)	-16%	(177,000)	(170,000)	4%
Amortizaton of note discount	(11,000)	-	100%	(249,000)	-	100%

Other income (expense), net	$(62,000)	$(61,000)	2%	$(426,000)	$191,000	-323%

Loss before income taxes	(1,092,000)	(923,000)	18%	(3,150,000)	(2,423,000)	30%

Income tax (benefit) expense, net	5,000	(165,000)	-103%	13,000	(156,000)	-108%

Net loss	$(1,096,000)	$(757,000)	45%	$(3,165,000)	$(2,267,000)	40%

Net loss per share, basic and diluted	$(0.05)	$(0.04)	25%	$(0.15)	$(0.12)	25%

Weighted average common shares outstanding, basic and diluted	20,822,351	19,474,173	7%	20,536,448	19,435,930	6%

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DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES

Consolidated Balance Sheets

As of

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS

Current assets:
Cash	$1,022,924	$717,679
Accounts receivable, net of allowance of $76,000 ($76,000- 2011)	1,659,145	1,595,750
Inventory	1,115,550	783,442
Prepaid expenses and other current assets	393,857	95,399
Total current assets	4,191,476	3,192,270

Property, plant and equipment, net	3,758,828	4,019,829
Other assets	234,057	244,356
Goodwill	3,322,799	3,322,799
Other intangible assets, net	1,918,703	2,043,212

Total assets	$13,425,863	$12,822,466
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,849,192	$1,666,963
Accrued expenses and other current liabilities	1,131,342	1,142,629
Revolving lines of credit	542,956	763,736
Short-term loan from related party	-	150,000
Current portion of long-term debt	333,083	460,598
Current portion of capital lease obligations	25,026	88,172
Total current liabilities	3,881,599	4,272,098

Long-term debt, net of unamortized discount of $55,000 ($88,000-2011)	2,131,573	2,819,783
Interest rate swap hedging liabilities	138,359	110,688
Capital lease obligations	-	11,133
Deferred tax liability	122,938	108,727

Commitments and contingencies (see Note 6)

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 20,872,316 shares issued and outstanding (19,513,132 in 2011)	417,445	390,262
Additional paid-in capital	53,212,067	48,395,241
Accumulated other comprehensive loss	(138,359)	(110,688)
Accumulated deficit	(46,339,759)	(43,174,778)
Total stockholders' equity	7,151,394	5,500,037
Total liabilities and stockholders' equity	$13,425,863	$12,822,466

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30,

(Unaudited)

	2012	2011
Cash flows from operating activities:

Net loss	$(3,164,981)	$(2,267,351)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	598,010	534,292
Stock based compensation	631,466	319,106
Amortization of note discount	248,758	-
Change in fair value of derivative liability	-	(360,922)
Deferred tax benefit	-	(169,131)
(Increase) decrease in assets:
Accounts receivable	(63,395)	491,497
Inventory	(332,108)	(442,421)
Prepaid expenses and other assets	(183,130)	110,208
Increase (Decrease) in liabilities:
Accounts payable	182,229	(300,291)
Accrued expenses and other liabilities	2,924	67,820
Net cash used operating activities	(2,080,227)	(2,017,193)

Cash flows from investing activities:
Purchase of property, plant and equipment	(108,931)	(497,709)
Purchase of other intangible assets	(103,569)	(26,313)
Acquisition of business	-	61,995
Net cash used by investing activities	(212,500)	(462,027)

Cash flows from financing activities:
Net (payments) borrowings on revolving lines of credit	(220,780)	(11,883)
Payment of short-term loan from related party	(150,000)	-
Payments of long-term debt	(257,998)	(245,183)
Payments of capital lease obligations	(74,279)	(72,927)
Issuance of common stock, net of issuance costs	3,301,029	(206,851)

Net cash provided (used) by financing activities	2,597,972	(536,844)

Net increase (decrease) in cash	305,245	(3,016,064)
Cash beginning of period	717,679	4,086,574

Cash end of period	$1,022,924	$1,070,510

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Adjusted EBITDA: Non-GAAP Financial Performance Measure

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items, such as gain on the change in fair value of derivative liability. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of FASB ASC 718 and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of Net Loss to Adjusted EBITDA loss.

	Three Months Ended September 30			Nine Months Ended September 30
	2012	2011	% change	2012	2011	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$(1,096,000)	$(757,000)	45%	$(3,165,000)	$(2,267,000)	40%
Add back:
Depreciation & Amortization	207,000	183,000	13%	598,000	534,000	12%
Stock based compensation	300,000	113,000	165%	631,000	319,000	98%
Interest expense	51,000	61,000	-16%	177,000	170,000	4%
Amortization of note discount	11,000	-	100%	249,000	-	100%
Change in fair value of derivative liability	-	-	-	-	(361,000)	-
Income Taxes	5,000	(164,000)	-	14,000	(155,000)	-

Adjusted EBITDA	(522,000)	(564,000)	-7%	(1,496,000)	(1,760,000)	-15%

Professional fees incurred in conjunction with the proposed Merger with Lexington Technology Group	$461,000	-	100%	$461,000	-	100%

Adjusted EBITDA, less Merger costs	(61,000)	(564,000)	-89%	(1,035,000)	(1,760,000)	-41%

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